UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): February 1, 2004



                               GLOBAL AXCESS CORP.
               (Exact name of registrant as specified in charter)



     Nevada                       000-17874                   88-0199674
 (State or other jurisdiction    (Commission                 (IRS Employer
   of incorporation)              File Number)             Identification No.)



  224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida          32082
     (Address of principal executive offices)                   (Zip Code)
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       Registrant's telephone number, including area code: (904) 280-3950

ITEM 2.  Acquisition or Disposition of Assets

On February 6, 2004, Global Axcess Corp., a Nevada corporation (the "Company"), acquired ATM processing merchant agreements (the "Merchant Agreements") to service 900 automated teller machines from Progressive Ventures, Inc.("Progressive"), a Texas corporation. The Company also acquired Progressive's trademark. The Company did not assume any liabilities of Progressive. The total consideration paid for the Merchant Agreements was $3,900,000 of which $3,800,000 was paid on closing and the final $100,000 is being held in escrow for six months subject to Progressive satisfying various obligations. Progressive and its affiliates are unrelated parties to the Company and its affiliates, and the purchase price was determined by arms-length negotiations. The transaction was funded by utilizing cash generated from the sale of the Company's common stock in connection with two private placements recently finalized by the Company. Progressive and their principals have agreed that for a period of 11 years from the effective date of the acquisition they will not compete with the Company in the business of providing ATM Placement and financial service or Transaction Processing services.

ITEM 7.  Financial Statements and Exhibits

(a)  Financial Statements of businesses acquired.

     Audited Financial Statements of Progressive Ventures, Inc. for the years ended December 31, 2003 and December 31, 2002 (to be filed by exhibit).

(b)  Proforma Financial Information

     Proforma Financial Information (to be filed by exhibit).

(c)  Exhibits.

Exhibit No.                Description

10.1 Asset Purchase Agreement between Global Axcess Corp. and Progressive Ventures, Inc.

10.2 Amendment to Asset Purchase Agreement between Global Axcess Corp. and Progressive Ventures, Inc.

10.3 Assignment of Trademark between Global Axcess Corp. and Progressive Ventures, Inc.

10.4 Assignment of Merchant and Other Contracts between Global Axcess Corp. and Progressive Ventures, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GLOBAL AXCESS CORP.



Date:  February 10, 2004                    /s/David Fann
                                               ------------
                                               David Fann
                                               President